Exhibit 99.1

Media Contact: Doug Fitzgerald, Executive Vice President Communications: Tel: 630-322-6830 E-mail: doug.fitzgerald@rrd.com

Investor Contact: Dave Gardella, Vice President Investor Relations: 312-326-8155 E-mail: david.a.gardella@rrd.com

RR DONNELLEY COMPLETES PURCHASE OF BOWNE & CO., INC.

CHICAGO, November 24, 2010 — R. R. Donnelley & Sons Company (NASDAQ: RRD) today announced that it has completed its previously announced purchase of Bowne & Co. Inc., a provider of shareholder and marketing communications services.

About RR Donnelley

RR Donnelley (NASDAQ:RRD) is a global provider of integrated communications. Founded more than 146 years ago, the company works collaboratively with more than 60,000 customers worldwide to develop custom communications solutions that reduce costs, enhance ROI and ensure compliance. Drawing on a range of proprietary and commercially available digital and conventional technologies deployed across four continents, the company employs a suite of leading Internet based capabilities and other resources to provide premedia, printing, logistics and business process outsourcing products and services to leading clients in virtually every private and public sector.

For more information, and for RR Donnelley’s Corporate Social Responsibility Report, visit the company’s web site at www.rrdonnelley.com.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RR Donnelley’s filings with the SEC. RR Donnelley disclaims any obligation to update or revise any forward-looking statements.

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